MillerKnoll, Inc. Reports Third Quarter Fiscal 2023 Results

Zeeland, Mich., March 22, 2023 – MillerKnoll Inc. (NASDAQ: MLKN) today reported results for the third quarter of fiscal year 2023 which ended March 4, 2023.

Business Highlights

•Reported and adjusted gross margin expansion of 110 and 260 basis points respectively over the prior year.
•Continued actions to reduce cost structure and improve operating efficiencies to help drive long-term margin improvement.
•$123 million of run-rate cost synergies related to the Knoll integration captured to date.
•Improved cash flow from operations, helping to further strengthen the balance sheet.

Third Quarter Fiscal 2023 Financial Results

	(Unaudited)			(Unaudited)
	Three Months Ended			Nine Months Ended
(Dollars in millions, except per share data)(1)(2)	March 4, 2023	February 26, 2022	% Chg.	March 4, 2023	February 26, 2022	% Chg.
	(13 weeks)	(13 weeks)		(40 weeks)	(39 weeks)
Net sales	$984.7	$1,029.5	(4.4)%	$3,130.4	$2,845.5	10.0%
Gross margin %	34.1%	33.0%	N/A	34.4%	34.1%	N/A
Adjusted gross margin %*	35.7%	33.1%	N/A	34.9%	34.5%	N/A
Operating expenses	$314.4	$310.3	1.3%	$964.6	$987.4	(2.3)%
Adjusted operating expenses*	$277.6	$298.9	(7.1)%	$891.2	$828.5	7.6%
Effective tax rate	31.2%	77.6%	N/A	19.5%	18.8%	N/A
Adjusted effective tax rate*	22.5%	22.3%	N/A	22.5%	22.5%	N/A
Earnings (loss) per share - diluted	$0.01	$0.19	N/A	$0.56	$(0.66)	N/A
Adjusted earnings per share - diluted*	$0.54	$0.31	74.2%	$1.44	$1.34	7.5%
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations below.
1 In the fourth quarter of fiscal 2022 we elected to change our method of accounting for the cost of certain inventories within our Americas Segment from the last-in, first-out method (“LIFO”) to first-in, first-out method (“FIFO”), which were our only operations that were using the LIFO cost method. This change was effective as of May 30, 2021. All prior periods presented have been retrospectively adjusted to apply the effects of the change.

[2] The first quarter of fiscal 2023 included 14 weeks of operations as compared to a standard 13-week period. The additional week is required periodically in order to more closely align MillerKnoll’s fiscal year with the calendar months.

To our shareholders:

During the third quarter of fiscal year 2023, MillerKnoll delivered strong earnings and margin expansion despite softening economic conditions. Our performance reflects the strategic management of our global operations, diverse channels and brand portfolio, and continued efforts to capture integration synergies and reduce our cost structure.

Around the globe, macro-economic factors continue to vary. Our focus on diversifying our business is allowing us to seize opportunities in new markets, introduce new products, and expand our digital capabilities to reach more customers. These actions are helping us navigate short-term macroeconomic challenges and strategically position us to capture top-line and margin improvements over the long term.

Third Quarter Fiscal 2023 Consolidated Results

Consolidated net sales for the third quarter were $984.7 million, reflecting a decrease of 4.4% on a reported basis and a decrease of 2.7% organically compared to the same period last year. Orders in the quarter of $885.4 million; were 19.2% lower on a reported basis and 17.6% lower organically versus same period last year. In addition to current economic uncertainty, prior year sales reflected an elevated pattern driven by the unwind of backlog built-up during Fiscal Year 2022. Additionally, order levels were also elevated in the previous year as a result of the initial post-COVID return to office activity, which has since slowed due to macro-economic conditions.

Gross margin in the quarter was 34.1% as reported and 35.7% on an adjusted basis, which is 110 basis points and 260 basis points higher than the same time last year, respectively. The year-over-year increase in both reported and adjusted gross margin was mainly driven by the realization of recently implemented price increases and benefits from integration synergies, which more than offset higher commodity costs and other inflationary pressures.

Consolidated operating expenses for the quarter were $314.4 million, compared to $310.3 million in the prior year. Consolidated adjusted operating expenses were $277.6 million, down $21.3 million from same time last year, primarily due to a reduction in variable compensation, further optimization of our organizational structure and cost synergies.

During the third quarter we announced targeted actions aimed at further reducing costs and improving operating efficiencies. These included the decision to cease operating Fully as a stand-alone brand and instead sell select Fully products through our Design Within Reach and Herman Miller eCommerce sites. This move will help the company reduce operating costs and further optimize its organizational structure. We believe that the ability to adjust where and how we sell products through established channels is a strong advantage of our business model, and will enable us to drive profitable growth in the long term. In total, the costs associated with the Fully brand decision and recognized in the third quarter were $37.2 million.

Operating margin for the quarter was 2.2% compared to 2.8% in the same quarter last year. On an adjusted basis, which excludes the impact of restructuring and integration-related activities described above, consolidated operating margin was 7.5% compared to 4.1% in the same quarter last year.

Diluted earnings per share were $0.01 for the quarter, compared to diluted earnings per share of $0.19 for the same period last year. Adjusted diluted earnings per share were $0.54 for the quarter, compared to $0.31 for the same period last year.

As of March 4, 2023, our liquidity position reflected cash on hand and availability on our revolving credit facility totaling $459.5 million. During the third quarter, the business generated $75.7 million of cash flow from operations and repaid $18.1 million of debt as part of our capital deployment priority of maintaining a strong balance sheet. We ended the third quarter with a net debt-to-EBITDA ratio, as defined by our lending agreement, of 2.6x. Our scheduled debt maturities for the remainder of fiscal year 2023, and for 2024, 2025, 2026 and 2027 are $6.2 million, $31.3 million, $41.3 million, $46.3 million and $276.3, million respectively.

As of the end of the third quarter, we have captured $123 million in run rate synergies following the close of the Knoll acquisition in the first quarter of Fiscal 2022. We continue to make further progress towards our target of $140 million in synergies by the end of the third year following the acquisition.

Third Quarter Fiscal 2023 Results by Segment

Americas Contract
For the third quarter, the Americas Contract segment posted net sales totaling $484.6 million, down 4.9% versus same period last year on a reported basis and down 4.5% organically. New orders in the quarter totaled $461.6 million, a decrease of 12.6% from the same quarter last year on a reported basis and down 11.8% organically. The year over year decline in orders reflects the impact of a challenging macro-economic environment compounded by pandemic-driven pent-up demand last year. Adjusted operating margin for this segment was 980 basis points higher than the same quarter last year, mainly driven by improvements from net pricing realization and incremental benefits achieved from targeted synergies. Positioning for the future, we are further enhancing our selling and digital tools to make it easier for our dealers to sell the entire MillerKnoll collective of brands while pursuing operational efficiencies and sharing best practices designed to further improve productivity and reduce costs.

International Contract and Specialty
The International Contract and Specialty segment delivered net sales in the third quarter of $242.5 million, an increase of 0.6% versus same time last year on a reported basis and up 4.3% organically. New orders in this segment totaled $210.1 million, representing a year-over-year decrease of 27.2% on a reported basis and 24.5% organically. The year over year decline in orders was mainly driven by the cycling of record post pandemic activity in the same quarter last year. This segment also delivered improved adjusted operating margin for the quarter, up 270 basis points from same time last year. The main driver of the margin expansion came from pricing actions taken earlier in the year and a favorable product mix. There is continued opportunity for the International Contract and Specialty segment as we take brands into new geographies through local accounts, particularly in the Middle East, India and Asia.

Global Retail
Net sales in the third quarter for our Global Retail segment totaled $257.6 million, a decline of 7.7% over the same quarter last year on a reported basis and down 5.5% organically. New orders in the quarter totaled $213.7 million, down 23.5% compared to the same period last year on a reported basis and down 21.3% organically. Similar to what we experienced last quarter, the decline in orders year-over-year reflect the impact of a slowdown in the North American housing market and a general increase in economic uncertainty. Orders for the quarter were also unfavorably impacted by how the timing of promotions fall within our fiscal calendar. Adjusted operating margins declined compared to last year due to a combination of lower volume, increased freight expenses and elevated inventory related costs. Notwithstanding the current economic challenges we face, we believe that the investments that we are making to expand our global reach, optimize our wholesale opportunities and better attract, understand and serve our customers are solidifying our competitive position and building additional resiliency into our retail business. Moreover, we expect these investments to position us well over the long run.

Fourth Quarter Fiscal 2023 Outlook

Around the world, our customers are navigating challenging macro-economic conditions, and we believe this will continue to put near-term pressure on our top line. Net sales for the fourth quarter of fiscal year 2023 are expected to range between $930 million to $970 million. Adjusted diluted earnings per share are anticipated to be between $0.37 to $0.43 for the quarter.

Driving Growth Through Product Innovation, Inclusive and Sustainable Design

Across our collective of brands, we continue to innovate by launching new products within all our brands and through all our channels. In addition, we continue to deliver against our sustainability goals. During this quarter, Herman Miller was recognized by The Chemical Footprint Project for our commitment to minimizing chemical footprints and integrating criteria for better alternatives into our design and safety processes.

We are aware that this is a period of disruption. Nevertheless, with a diversified business that serves many sectors and fosters a culture of innovation and collaboration, we believe that we are well positioned for growth and expansion. Moreover, disruption brings changes and opportunities. As MillerKnoll, we envision and design the solutions with and for our customers, we have superior brands and an unmatched product portfolio, and we are expanding our distribution through a combination of contract and retail channels. We believe this is a powerful formula for a strong future.

Andi Owen	Jeff Stutz
President and Chief Executive Officer	Chief Financial Officer

Financial highlights for the three and nine months ended March 4, 2023 follow:

MillerKnoll, Inc.
Condensed Consolidated Statements of Operations

(Unaudited) (Dollars in millions, except per share and common share data)	Three Months Ended				Nine Months Ended
	March 4, 2023		February 26, 2022		March 4, 2023		February 26, 2022
Net sales	$984.7	100.0%	$1,029.5	100.0%	$3,130.4	100.0%	$2,845.5	100.0%
Cost of sales	649.1	65.9%	690.0	67.0%	2,055.1	65.6%	1,875.3	65.9%
Gross margin	335.6	34.1%	339.5	33.0%	1,075.3	34.4%	970.2	34.1%
Operating expenses	314.4	31.9%	310.3	30.1%	964.6	30.8%	987.4	34.7%
Operating earnings (loss)	21.2	2.2%	29.2	2.8%	110.7	3.5%	(17.2)	(0.6)%
Other expenses, net	19.6	2.0%	9.4	0.9%	53.8	1.7%	35.6	1.3%
Earnings (loss) before income taxes and equity income	1.6	0.2%	19.8	1.9%	56.9	1.8%	(52.8)	(1.9)%
Income tax expense (benefit)	0.5	0.1%	3.6	0.3%	11.1	0.4%	(9.8)	(0.3)%
Equity income, net of tax	—	—%	—	—%	0.2	—%	—	—%
Net earnings (loss)	1.1	0.1%	16.2	1.6%	46.0	1.5%	(43.0)	(1.5)%
Net earnings attributable to redeemable noncontrolling interests	0.7	0.1%	1.8	0.2%	3.8	0.1%	5.7	0.2%
Net earnings (loss) attributable to MillerKnoll, Inc.	$0.4	—%	$14.4	1.4%	$42.2	1.3%	$(48.7)	(1.7)%

Amounts per common share attributable to MillerKnoll, Inc.
Earnings (loss) per share - basic	$0.01		$0.19		$0.56		($0.66)
Weighted average basic common shares	75,463,071		75,461,462		75,442,780		72,356,143
Earnings (loss) per share - diluted	$0.01		$0.19		$0.56		($0.66)
Weighted average diluted common shares	76,066,215		76,511,434		76,036,144		72,356,143

MillerKnoll, Inc.
Condensed Consolidated Statements of Cash Flows

	Nine Months Ended
(Unaudited) (Dollars in millions)	March 4, 2023	February 26, 2022
Cash (used in) provided by:
Operating activities	$70.4	$(57.9)
Investing activities	(53.2)	(1,145.0)
Financing activities	(22.1)	1,061.4
Effect of exchange rate changes	(8.3)	(9.0)
Net change in cash and cash equivalents	(13.2)	(150.5)
Cash and cash equivalents, beginning of period	230.3	396.4
Cash and cash equivalents, end of period	$217.1	$245.9

MillerKnoll, Inc.
Condensed Consolidated Balance Sheets

(Unaudited) (Dollars in millions)	March 4, 2023	May 28, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$217.1	$230.3
Accounts receivable, net	351.5	348.9
Unbilled accounts receivable	38.2	32.0
Inventories, net	539.6	587.3
Prepaid expenses and other	129.7	119.4
Total current assets	1,276.1	1,317.9
Net property and equipment	542.7	581.5
Right of use assets	395.1	425.8
Other assets	2,168.9	2,188.8
Total Assets	$4,382.8	$4,514.0

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$282.7	$355.1
Short-term borrowings and current portion of long-term debt	30.9	29.3
Short-term lease liability	78.1	79.9
Accrued liabilities	341.5	413.1
Total current liabilities	733.2	877.4
Long-term debt	1,415.1	1,379.2
Lease liabilities	374.2	398.2
Other liabilities	319.8	325.2
Total Liabilities	2,842.3	2,980.0
Redeemable Noncontrolling Interests	106.6	106.9
Stockholders' Equity	1,433.9	1,427.1
Total Liabilities, Redeemable Noncontrolling Interests and Stockholders' Equity	$4,382.8	$4,514.0

Non-GAAP Financial Measures and Other Supplemental Data
This presentation contains non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. These non-GAAP financial measures are not measurements of our financial performance under GAAP and should not be considered an alternative to the related GAAP measurement. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our presentation of non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence of our GAAP results. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included within this presentation. The Company believes these non-GAAP measures are useful for investors as they provide financial information on a more comparative basis for the periods presented.

The non-GAAP financial measures referenced within this presentation include: Adjusted Earnings per Share, Adjusted Operating Earnings (Loss), Adjusted EBITDA, Adjusted Gross Margin, Adjusted Operating Expenses, and Organic Growth (Decline).

Adjusted Earnings per Share represents reported diluted earnings per share excluding the impact from amortization of purchased intangibles, acquisition and integration charges, debt extinguishment charges, restructuring expenses, impairment charges, other special charges or gains and the related tax effect of these adjustments. These adjustments are described further below.

Adjusted Operating Earnings (Loss) represents reported operating earnings plus acquisition and integration charges, amortization of purchased intangibles, restructuring expenses, impairment charges, and other special charges or gains. These adjustments are described further below.

Adjusted EBITDA is calculated by excluding depreciation, amortization, interest expense, taxes from net income, and certain other adjustments. Other adjustments include, as applicable in the period, charges associated with business restructuring actions, acquisition and integration charges, impairment expenses, non-cash stock-based compensation, future synergies, and other items as described in our lending agreements.

Adjusted Gross Margin represents gross margin plus amortization of purchased intangibles and other special charges. These adjustments are described further below.

Adjusted Operating Expenses represents reported operating expenses excluding acquisition and integration charges, amortization of purchased intangibles, restructuring expenses, impairment charges, and other special charges or gains. These adjustments are described further below.

Organic Growth (Decline) represents the change in sales and orders, excluding currency translation effects, the impact of an additional week in the fiscal 2023, and the impact of acquisitions and divestitures.

The adjustments to arrive at these non-GAAP financial measures are as follows:

Amortization of purchased intangibles: Includes expenses associated with the amortization of inventory step-up and amortization of acquisition related intangibles acquired as part of the Knoll acquisition. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. We exclude the impact of the amortization of purchased intangibles, including the fair value adjustment to inventory, as such non-cash amounts were significantly impacted by the size of the Knoll acquisition. Furthermore, we believe that this adjustment enables better comparison of our results as Amortization of Purchased Intangibles will not recur in future periods once such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets. Although we exclude the Amortization of Purchased Intangibles in these non-GAAP measures, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Acquisition and integration charges: Costs related directly to the Knoll acquisition including legal, accounting and other professional fees as well as integration-related costs. Integration-related costs include severance, accelerated stock-based compensation expenses, asset impairment charges, and expenses related to other cost reduction efforts or reorganization initiatives.

Debt extinguishment charges: Includes expenses associated with the extinguishment of debt as part of financing the Knoll acquisition. We excluded these items from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

Restructuring charges: Includes actions involving targeted workforce reductions.

Impairment charges: Includes non-cash, pre-tax charges for the impairment of assets associated with the decision to cease operating Fully as a stand-alone brand.

Special charges: Special charges include certain costs arising as a direct result of the COVID-19 pandemic.

Tax related items: We excluded the income tax benefit/provision effect of the tax related items from our non-GAAP measures because they are not associated with the tax expense on our ongoing operating results.

Certain tables below summarize select financial information, for the periods indicated, related to each of the Company’s reportable segments. The Americas Contract ("Americas") segment includes the operations associated with the design, manufacture and sale of furniture products directly or indirectly through an independent dealership network for office, healthcare, and educational environments throughout North and South America. The International Contract and Specialty ("International & Specialty") segment includes the operations associated with the design, manufacture and sale of furniture products, indirectly or directly through an independent dealership network in Europe, the Middle East, Africa and Asia-Pacific as well as the global operations of the Specialty brands, which include Holly Hunt, Spinneybeck, Maharam, Edelman, and Knoll Textiles. The Global Retail ("Retail") segment includes global operations associated with the sale of modern design furnishings and accessories to third party retailers, as well as direct to consumer sales through eCommerce, direct-mail catalogs, and physical retail stores. Corporate costs represent unallocated expenses related to general corporate functions, including, but not limited to, certain legal, executive, corporate finance, information technology, administrative and acquisition-related costs.

A. Reconciliation of Operating Earnings (Loss) to Adjusted Operating Earnings (Loss) by Segment

	Three Months Ended				Nine Months Ended
	March 4, 2023		February 26, 2022		March 4, 2023		February 26, 2022
Americas
Net sales	$484.6	100.0%	$509.4	100.0%	$1,551.7	100.0%	$1,390.0	100.0%
Gross margin	149.6	30.9%	120.9	23.7%	452.5	29.2%	355.5	25.6%
Total operating expenses	117.1	24.2%	129.5	25.4%	374.3	24.1%	385.6	27.7%
Operating earnings (loss)	$32.5	6.7%	$(8.6)	(1.7)%	$78.2	5.0%	$(30.1)	(2.2)%

Adjustments
Restructuring	4.4	0.9%	—	—%	17.5	1.1%	—	—%
Acquisition and integration charges	2.2	0.5%	2.4	0.5%	6.2	0.4%	26.2	1.9%
Amortization of purchased intangibles	3.3	0.7%	3.0	0.6%	9.7	0.6%	25.6	1.8%
Gain on Sale of Dealer	—	—%	(2.0)	(0.4)%	—	—%	(2.0)	(0.1)%
Adjusted operating earnings (loss)	$42.4	8.8%	$(5.2)	(1.0)%	$111.6	7.2%	$19.7	1.4%

International & Specialty
Net sales	$242.5	100.0%	$241.0	100.0%	$779.9	100.0%	$655.1	100.0%
Gross margin	100.6	41.5%	93.9	39.0%	323.0	41.4%	259.6	39.6%
Total operating expenses	75.3	31.1%	76.9	31.9%	241.5	31.0%	221.2	33.8%
Operating earnings	$25.3	10.4%	$17.0	7.1%	$81.5	10.5%	$38.4	5.9%

Adjustments
Restructuring	—	—%	—	—%	0.7	0.1%	—	—%
Acquisition and integration charges	0.5	0.2%	0.3	0.1%	2.0	0.3%	1.1	0.2%
Amortization of purchased intangibles	2.2	0.9%	3.8	1.6%	6.2	0.8%	24.5	3.7%
Adjusted operating earnings	$28.0	11.5%	$21.1	8.8%	$90.4	11.6%	$64.0	9.8%

Retail
Net sales	$257.6	100.0%	$279.1	100.0%	$798.8	100.0%	$800.4	100.0%
Gross margin	85.4	33.2%	124.7	44.7%	299.8	37.5%	355.1	44.4%
Total operating expenses	109.9	42.7%	88.4	31.7%	304.5	38.1%	258.0	32.2%
Operating (loss) earnings	$(24.5)	(9.5)%	$36.3	13.0%	$(4.7)	(0.6)%	$97.1	12.1%

Adjustments
Restructuring Charges	0.2	0.1%	—	—%	1.6	0.2%	—	—%
Acquisition and integration charges	—	—%	—	—%	0.2	—%	0.3	—%
Amortization of purchased intangibles	1.2	0.5%	1.2	0.4%	3.5	0.4%	6.5	0.8%
Impairment charges	37.2	14.4%	—	—%	37.2	4.7%	—	—%
Adjusted operating earnings	$14.1	5.5%	$37.5	13.4%	$37.8	4.7%	$103.9	13.0%

Corporate
Operating expenses	$12.1	—%	$15.5	—%	$44.3	—%	$122.6	—%
Operating (loss)	$(12.1)	—%	$(15.5)	—%	$(44.3)	—%	$(122.6)	—%

Adjustments
Acquisition and integration charges	1.3	—%	4.4	—%	4.3	—%	89.5	—%
Adjusted operating (loss)	$(10.8)	—%	$(11.1)	—%	$(40.0)	—%	$(33.1)	—%

MillerKnoll, Inc.
Net sales	$984.7	100.0%	$1,029.5	100.0%	$3,130.4	100.0%	$2,845.5	100.0%
Gross margin	335.6	34.1%	339.5	33.0%	1,075.3	34.4%	970.2	34.1%
Total operating expenses	314.4	31.9%	310.3	30.1%	964.6	30.8%	987.4	34.7%
Operating earnings (loss)	$21.2	2.2%	$29.2	2.8%	$110.7	3.5%	$(17.2)	(0.6)%

Adjustments
Restructuring Charges	4.6	0.5%	—	—%	19.8	0.6%	—	—%
Acquisition and integration charges	4.0	0.4%	7.1	0.7%	12.7	0.4%	117.1	4.1%
Amortization of purchased intangibles	6.7	0.7%	8.0	0.8%	19.4	0.6%	56.6	2.0%
Gain on Sale of Dealer	—	—%	(2.0)	(0.2)%	—	—%	(2.0)	(0.1)%
Impairment charges	37.2	3.8%	—	—%	37.2	1.2%	—	—%
Adjusted operating earnings	$73.7	7.5%	$42.3	4.1%	$199.8	6.4%	$154.5	5.4%

B. Reconciliation of Earnings (Loss) per Share to Adjusted Earnings per Share

	Three Months Ended		Nine Months Ended
	March 4, 2023	February 26, 2022	March 4, 2023	February 26, 2022
Earnings (loss) per share - diluted	$0.01	$0.19	$0.56	$(0.66)

Add: Amortization of purchased intangibles	0.09	0.11	0.26	0.78
Add: Acquisition and integration charges	0.05	0.09	0.14	1.62
Add: Restructuring charges	0.06	—	0.29	—
Add: Impairment charges	0.48	—	0.48	—
Add: Special charges	—	—	—	(0.01)
Add: Debt extinguishment	—	—	—	0.19
Less: Gain on sale of dealer	—	(0.03)	—	(0.03)
Tax impact on adjustments	(0.15)	(0.05)	(0.29)	(0.55)
Adjusted earnings per share - diluted	$0.54	$0.31	$1.44	$1.34
Weighted average shares outstanding (used for calculating adjusted earnings per share) – diluted	76,066,215	76,511,434	76,036,144	72,356,143

C. Reconciliation of Gross Margin to Adjusted Gross Margin

	Three Months Ended				Nine Months Ended
	March 4, 2023		February 26, 2022		March 4, 2023		February 26, 2022
Gross margin	$335.6	34.1%	$339.5	33.0%	$1,075.3	34.4%	$970.2	34.1%
Amortization of purchased intangibles	—	—%	1.7	0.1%	—	—%	12.8	0.4%
Impairment charges	15.7	1.6%	—	—%	15.7	0.5%	—	—%
Adjusted gross margin	$351.3	35.7%	$341.2	33.1%	$1,091.0	34.9%	$983.0	34.5%

D. Reconciliation of Operating Expenses to Adjusted Operating Expenses

	Three Months Ended				Nine Months Ended
	March 4, 2023		February 26, 2022		March 4, 2023		February 26, 2022
Operating expenses	$314.4	31.9%	$310.3	30.1%	$964.6	30.8%	$987.4	34.7%
Restructuring charges	4.6	0.5%	—	—%	19.8	0.6%	—	—%
Acquisition and integration charges	4.0	0.4%	7.1	0.7%	12.7	0.4%	117.1	4.1%
Amortization of purchased intangibles	6.7	0.7%	6.3	0.6%	19.4	0.6%	43.8	1.5%
Gain on Sale of Dealer	—	—%	(2.0)	(0.6)%	—	—%	(2.0)	(0.2)%
Impairment charges	21.5	2.2%	—	—%	21.5	0.7%	—	—%
Adjusted operating expenses	$277.6	28.2%	$298.9	29.0%	$891.2	28.5%	$828.5	29.1%

E. Adjusted EBITDA and Adjusted EBITDA Ratio (provided on a trailing twelve month basis)

March 4, 2023
Net earnings	$63.9
Income tax expense	32.0
Depreciation expense	115.5
Amortization expense	40.7
Interest expense	66.9
Other adjustments(*)	154.5
Adjusted EBITDA - bank	$473.5
Total debt, less cash, end of trailing period (includes outstanding LC's)	1,245.7
Net debt to adjusted EBITDA ratio	2.63
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations above.

F. Organic Sales Growth by Segment

	Three Months Ended
	March 4, 2023
	Americas	International & Specialty	Retail	Total
Net sales, as reported	$484.6	$242.5	$257.6	$984.7
% change from PY	(4.9)%	0.6%	(7.7)%	(4.4)%

Adjustments
Currency translation effects (1)	1.0	8.8	6.1	15.9
Net sales, organic	$485.6	$251.3	$263.7	$1,000.6
% change from PY	(4.5)%	4.3%	(5.5)%	(2.7)%
	Three Months Ended
	February 26, 2022
	Americas	International & Specialty	Retail	Total
Net sales, as reported	$509.4	$241.0	$279.1	$1,029.5

Adjustments
Dealer divestitures	(0.7)	—	—	(0.7)
Net sales, organic	$508.7	$241.0	$279.1	$1,028.8
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

	Nine Months Ended
	March 4, 2023
	Americas	International & Specialty	Retail	Total
Net sales, as reported	$1,551.7	$779.9	$798.8	$3,130.4
% change from PY	11.6%	19.1%	(0.2)%	10.0%

Adjustments
Acquisition	(77.2)	(55.5)	(31.1)	(163.8)
Currency translation effects (1)	5.0	40.7	25.4	71.1
Impact of extra week in FY23	(27.4)	(11.6)	(13.7)	(52.7)
Net sales, organic	$1,452.1	$753.5	$779.4	$2,985.0
% change from PY	5.0%	15.0%	(2.6)%	5.2%

	Nine Months Ended
	February 26, 2022
	Americas	International & Specialty	Retail	Total
Net sales, as reported	$1,390.0	$655.1	$800.4	$2,845.5

Adjustments
Dealer divestitures	(6.7)	—	—	(6.7)
Net sales, organic	$1,383.3	$655.1	$800.4	$2,838.8
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

G. Organic Order Growth by Segment

	Three Months Ended
	March 4, 2023
	Americas	International & Specialty	Retail	Total
Orders, as reported	$461.6	$210.1	$213.7	$885.4
% change from PY	(12.6)%	(27.2)%	(23.5)%	(19.2)%

Adjustments
Currency translation effects (1)	0.5	7.9	5.9	14.3
Orders, organic	$462.1	$218.0	$219.6	$899.7
% change from PY	(11.8)%	(24.5)%	(21.3)%	(17.6)%

	Three Months Ended
	February 26, 2022
	Americas	International & Specialty	Retail	Total
Orders, as reported	$528.0	$288.7	$279.2	$1,095.9

Adjustments
Dealer divestitures	(3.8)	—	—	(3.8)
Orders, organic	$524.2	$288.7	$279.2	$1,092.1
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

	Nine Months Ended
	March 4, 2023
	Americas	International & Specialty	Retail	Total
Orders, as reported	$1,447.0	$704.2	$760.7	$2,911.9
% change from PY	(9.4)%	(5.2)%	(8.4)%	(8.1)%

Adjustments
Acquisition	(80.3)	(57.5)	(32.3)	(170.1)
Currency translation effects (1)	3.8	37.5	23.6	64.9
Impact of extra week in FY23	(24.0)	(10.3)	(12.4)	(46.7)
Orders, organic	$1,346.5	$673.9	$739.6	$2,760.0
% change from PY	(15.1)%	(9.3)%	(11.0)%	(12.6)%

	Nine Months Ended
	February 26, 2022
	Americas	International & Specialty	Retail	Total
Orders, as reported	$1,596.5	$742.8	$830.9	$3,170.2

Adjustments
Dealer divestitures	(11.4)	—	—	(11.4)
Orders, organic	$1,585.1	$742.8	$830.9	$3,158.8
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

H. Consolidated MillerKnoll Backlog

Q3 FY2023
MillerKnoll Backlog(1)	732.3

[1] During the third quarter of fiscal year 2023, we made an adjustment to the calculation of backlog for certain entities within the legacy Knoll business to more closely align to how net sales are reported. This adjustment resulted in an increase to MillerKnoll beginning backlog of $17 million.

I. Design Within Reach Studio Metrics

	Studio Count				Studio Selling Square Footage		Studio Selling Square Footage
	Three Months Ended		Nine Months Ended		Three Months Ended		Nine Months Ended
	3/4/23	2/26/22	3/4/23	2/26/22	3/4/23	2/26/22	3/4/23	2/26/22
Beginning of Period	36	35	35	34	381,864	376,009	376,009	373,809
Studio Openings	1	—	3	1	6,891	—	18,846	2,200
Studio Closings	1	—	2	—	6,619	—	12,719	—
End of Period	36	35	36	35	382,136	376,009	382,136	376,009
Comparable Studios, End of Period*	35	35	35	35
Non-Comparable Studios, End of Period	1	—	1	—
DWR Comparable Brand Sales*	(8.0)%	16.2%	4.8%	30.1%

*DWR comparable brand sales reflect the year-over-year change in net sales across the multiple channels that DWR serves, including studios, outlets, contract, catalog, phone and eCommerce. Comparable studios reflect studios that were fully operational for the applicable current and prior year periods.
Note: Global Retail segment sales also include sales through eCommerce, outlet stores, Herman Miller and HAY brand stores, call center and wholesale channels.

J. Sales and Earnings Guidance - Upcoming Quarter

Company Guidance
Q4 FY2023
Net sales	$930 million to $970 million
Gross margin %	36.1% to 37.1%
Operating expenses	$282 million to $292 million
Interest and other expense, net	$18.6 million to $19.6 million
Effective tax rate	22% to 24%
Adjusted earnings per share - diluted	$0.37 to $0.43

Webcast and Conference Call Information
The Company will host a conference call and webcast to discuss the results of the third quarter of fiscal 2023 on Wednesday, March 22, 2023, at 5:30 PM ET. To ensure participation, allow extra time to visit the Company’s website at https://www.millerknoll.com/investor-relations/news-events/events-and-presentations to download the streaming software necessary to participate. An online archive of the webcast will also be available on the Company's investor relations website. Additional links to materials supporting the release will also be available at https://www.millerknoll.com/investor-relations.

About MillerKnoll
MillerKnoll is a collective of dynamic brands that comes together to design the world we live in. MillerKnoll brand portfolio includes Herman Miller, Knoll, Colebrook Bosson Saunders, DatesWeiser, Design Within Reach, Edelman Leather, Geiger, HAY, Holly Hunt, KnollTextiles, Maars Living Walls, Maharam, Muuto, NaughtOne, and Spinneybeck|FilzFelt. MillerKnoll is an unparalleled platform that redefines modern for the 21st century by building a more sustainable, equitable and beautiful future for all.

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events and anticipated results of operations, business strategies, the anticipated benefits of our acquisition of Knoll, the anticipated impact of the Knoll acquisition on the combined company’s business and future financial and operating results, the expected amount and timing of synergies from the Knoll acquisition, and other aspects of our operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of MillerKnoll or the price of MillerKnoll’s stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond MillerKnoll’s control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: general economic conditions; the impact of and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies, and the impact of public health crises, such as pandemics and epidemics; risks related to the additional debt incurred in connection with the Knoll acquisition; MillerKnoll’s ability to comply with its debt covenants and obligations; the risk that the anticipated benefits of the Knoll acquisition will be more costly to realize than expected; the effect of the announcement of the Knoll acquisition on the ability of MillerKnoll to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom MillerKnoll does business, or on MillerKnoll’s operating results and business generally; the ability to successfully integrate Knoll’s operations; the ability of MillerKnoll to implement its plans, forecasts and other expectations with respect to MillerKnoll’s business after the completion of the Knoll acquisition and realize expected synergies; business disruption following the Knoll acquisition; the availability and pricing of raw materials; the financial strength of our dealers and the financial strength of our customers; the success of newly-introduced products; the pace and level of government procurement; and the outcome of pending litigation or governmental audits or investigations. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to MillerKnoll’s periodic reports and other filings with the SEC, including the risk factors identified in MillerKnoll’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The forward-looking statements included in this communication are made only as of the date hereof. MillerKnoll does not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

For further information:
Investors, Carola Mengolini, (786) 642-7714, carola_mengolini@millerknoll.com
Media, Laura Yagerman, Director of Corporate Communications, (616) 654-5977, media_relations@millerknoll.com